                     SECOND ADDENDUM TO LEASE AGREEMENT
                   BETWEEN STB SYSTEMS, INC. (TENANT) AND
                     SPRINGCREEK PLACE, LTD. (LANDLORD)


All the terms and conditions set forth in the original lease agreement executed in June 1995 and the First Addendum executed on March 7, 1996 between STB Systems, Inc. (Tenant) and Springcreek Place, Ltd. (Landlord) will remain in effect with the following exceptions:

I. Tenant agrees to expand their present occupancy to include the two spaces located at 1800 N. Glenville, Suites 101 and 102 amounting to 9,400 square feet.

II. Tenant will take occupancy on 9-15-97 and the lease will expire on 12-31-98. The present tenant's lease expires on 8-31-97 and STB may begin construction of any improvements to the space upon them vacating the lease premises prior to 9-15-97.

III. The new monthly rental will be $13,876.82/mo. This figure includes $5,839/mo base rent plus $204.49/mo. CAM on the existing space (Suite 136), plus $7,833.33/mo. for the expansion space (Suites 101 and 102). The base year will remain the same for Suite 136, but will be 1997 for suites 101 & 102.

IV. Tenant will not have the right to cancel this lease agreement with notice on either the old or new space.

V.  Tenant accepts the lease space on a totally "as is" basis.

If this is acceptable, please execute this document on the line below. Once executed this Second Addendum should be attached to the original lease agreement and the First Addendum and it will become a part of that document.


ACCEPTED BY TENANT:   Bryan F. Keyes, Treasurer   DATE:    7/15/97
                      ------------------------          --------------
                      STB Systems, Inc.


ACCEPTED BY LANDLORD: John Dryden                 DATE:    7/21/97
                      ------------------------          --------------
                      Springcreek Place, Ltd.